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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2003, relating to the financial statements and financial statement schedules, which appears in Cephalon, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
June 13, 2003

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  EXHIBIT 23.2